UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	ATLC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.       Other Events.

On August 26, 2019, Atlanticus Holdings Corporation repurchased $54.4 million in face amount of its outstanding 5.875% convertible senior notes due November 2035 (the “convertible senior notes”).

As consideration, Atlanticus paid approximately $16.3 million in cash (including accrued interest) and issued a $17.4 million term note, which bears interest at a fixed rate of 8.0% and is due in August 2024.  The repurchase of the convertible senior notes will result in a gain to Atlanticus of approximately $5.1 million (net of the convertible senior notes’ applicable share of deferred costs, which were written off in connection with the repurchase).

The foregoing description of the repurchase is qualified in its entirety by reference to the full text of the press release and the Form of Promissory Note, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

            (d)       Exhibits.

Exhibit Number	Description
99.1	Press release dated August 29, 2019
99.2	Form of Promissory Note

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        ATLANTICUS HOLDINGS CORPORATION

Date:   August 29, 2019                                                                                      By:      /s/ William R. McCamey

Name:  William R. McCamey

Title:   Chief Financial Officer